     Company Says Acquisition of Action Media Group, LLC DBA Coreflix™
       Will Accelerate Plans to Enter Lucrative, Online Movie Rental and
                               Book On CD Business

ALBUQUERQUE,  N.M.,  Feb. 26, 2004 -- Americana  Publishing,  Inc. (OTC Bulletin
Board: APBH) said today it has signed a Letter of Intent to acquire Action Media
Group, LLC DBA Coreflix™.  Terms of the proposed all-stock acquisition were not disclosed.

Launched  a year ago,  Coreflix™  was the first  action  sports  DVD rental website,  marking a new distribution option for the action sports  entertainment industry.

"When we established our Americana Entertainment,  Ltd. subsidiary last year our intention was to enter the online movie rental  business and take  advantages of the synergies of our core audio book  publishing  business," said George Lovato,
Jr., chairman and CEO of Americana Publishing,  Inc. "The opportunity to acquire
Coreflix™  will allow us to accelerate  that effort with an  established  entity that has carved out a very attractive niche in the burgeoning field."

Developed  to meet a growing  demand for  action  sports  DVDs,  Coreflix™, through its rent, ride,  return™ program,  provides consumers with more than 400 action and "extreme" sports DVD titles for a fixed monthly fee with no due dates and no late fees.  DVDs arrive to members in  pre-addressed  return mailers with return postage provided.

"We  believe  there is still a great deal of  opportunity  in the  online  movie rental market which is currently  dominated by Netflix," said Lovato.  "With the continued proliferation of the Internet and a better understanding of the hassle free nature of online
renting, the market continues to grow at a brisk pace.

"What's  particularly  appealing  about  Coreflix™  is its  outstanding  backend operations,"  Lovato  said.  "The  company has the  capacity to vastly  increase current  volume  which will allow us to expand  offerings  to  additional  niche markets as well as become  highly  competitive  in the general,  mainstream  DVD rental  market.  Additionally,  we will utilize that advanced  backend system to enhance the facilitation of our book on CD rental business."

Coreflix's™  current action sports  offerings  include  surfing,  skateboarding, snowboarding, BMX and wakeboarding,  which have a combined U.S. participant pool in excess of 28 million.

Americana  Publishing,  Inc.  formed its  Americana  Entertainment,  Ltd.  (AEL)
subsidiary last summer. AEL consists of two divisions,  a video/DVD distribution company and a movie production arm.

Lovato said that the acquisition was subject to certain due-diligence however he anticipates closing sometime next month.

According to the Audio Publishers Association, annual sales of audio books total nearly $2 billion,  with  approximately 42 million Americans  listening to audio books.

ABOUT AMERICANA PUBLISHING, INC.

Americana  Publishing,  Inc. is a vertically  integrated  multimedia  publishing company whose  primary  business is  publishing  and selling audio books,  print books and  electronic  books in a variety of genres.  Sales of its  products are conducted through the Internet as well as through a distribution network of more than 35,000 retail stores, libraries and truck stops.

Safe Harbor Statement:  This press release contains  forward-looking  statements
that  involve  risks,   uncertainties   and  assumptions  that,  if  they  never
materialize  or if they prove  incorrect,  could cause the results of  Americana
Publishing,  Inc. to differ  materially  from those expressed or implied by such forward-looking  statements.  All statements other than statements of historical fact are statements that could be deemed forward- looking statements,  including any projections of earnings,  revenue,  or other financial items, any statements of the plans,  strategies,  and objectives of management for future  operations, any statements concerning proposed new products,  services or developments,  any statements  regarding future economic  conditions or performance,  statements of belief and any statements of assumptions underlying any of the foregoing.  These statements  are  based on  expectations  as of the date of this  press  release.
Actual results may differ materially from those projected because of a number of risks  and  uncertainties,  including  those  detailed  from time to time in the reports filed by Americana  Publishing,  Inc. with the  Securities  and Exchange
Commission.  Americana  Publishing,  Inc. assumes no obligation to, and does not intend to, update these forward-looking statements.

Contact: George Lovato, Jr. 505-265-6121